UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  July 18, 2007

Commission file number 1-8572

TRIBUNE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-1880355 (I.R.S. Employer Identification No.)

435 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60611 (Zip code)

Registrant's telephone number, including area code:  (312) 222-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On July 18, 2007, the Board of Directors of Tribune Company (the “Company”) approved amendments to the Company’s By-Laws to reflect the elimination of the Article VIII provisions governing the Chandler Trust director nominees, which provisions terminated in connection with the Chandler Trusts’ sale of 27,812,585 shares of Tribune Company Common Stock in the Company tender offer completed on June 4, 2007, and a reduction in the overall Board size.  Specifically, the amendments consist of (i) the removal of Article VIII in its entirety, (ii) the removal of references to Article VIII in various subsections of Article III and (iii) a reduction in the overall board size set forth in Section 3.1 from a variable range of no less than ten (10) nor more than sixteen (16) members to a variable range of no less than eight (8) nor more than twelve (12) members.  The revised By-laws of the Company reflecting such amendments became effective July 18, 2007 and are filed with this report as Exhibit 3.1.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 3.1 – By-Laws of Tribune Company, as amended and in effect on July 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE COMPANY (Registrant)
Date: July 20, 2007	/s/ Mark W. Hianik Mark W. Hianik Vice President